UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2007

VWR Funding, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-124100 (Commission File Number)	56-2445503 (IRS Employer Identification No.)

1310 Goshen Parkway

P.O. Box 2656

West Chester, PA 19380
(Address of Principal executive offices, including  Zip Code)

(610) 431-1700
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Charles F. Canfield, the Senior Vice President, Human Resources of VWR Funding, Inc. and its wholly owned subsidiary, VWR International, LLC (together, the “Companies”), has resigned from his employment with the Companies, effective December 31, 2007 (the “Employment End Date”).  In connection with his retirement, VWR International and Mr. Canfield have executed a Severance Agreement and General Release providing, among other things, that from October 1, 2007 through the Employment End Date, Mr. Canfield will be available on a consultancy basis to the Companies, and he will remain eligible for his annual base salary and payments under the VWR 2007 Management Incentive Plan, in each case, as if employed on a full-time basis through the Employment End Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWR Funding, Inc.

Date: July 31, 2007	By:	/s/ Gregory L. Cowan
Name Gregory L. Cowan
Title Vice President and Corporate Controller